SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITADEL BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	51-0405729 (I.R.S. Employer Identification Number)

City Center West, Suite 400
7201 West Lake Mead Blvd.
Las Vegas, Nevada 89128
(Address of Principal Executive Offices) (Zip Code)

Citadel Broadcasting Corporation Amended And Restated 2002 Long-Term Incentive Plan
(Full title of the plans)

Randy L. Taylor
Vice President-Finance and Secretary
City Center West, Suite 400
7201 West Lake Mead Blvd.
Las Vegas, Nevada 89128
(702) 804-5200
(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share ("Common Stock")	5,000,000	$11.93	$59,650,000	$7,020.81

(1) Includes an indeterminate number of shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sale prices per share of common stock as reported on the New York Stock Exchange on May 31, 2005.

EXPLANATORY NOTE

We are filing this Registration Statement to register an additional 5,000,000 shares of our common stock, par value $0.01 per share (the "Common Stock"), for issuance under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the "Plan"). The increase in the number of shares authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in our definitive proxy statement for our 2005 annual meeting of stockholders, were approved by our stockholders at our 2005 annual meeting held on May 24, 2005. We announced this stockholders’ approval in a current report filed on Form 8-K with the Commission on May 24, 2005. The full text of the Plan, as amended by that stockholder approval, will be sent to employees pursuant to Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the "Securities Act"), and is available on the Commission’s website as an exhibit to our Current Report on Form 8-K, filed with the Commission on May 24, 2005. We previously filed a registration statement on Form S-8 (Reg. No. 333-109779) on October 17, 2003 covering 5,000,000 shares of our Common Stock authorized for issuance under the original version of the Plan. Pursuant to General Instruction E to Form S-8, the contents of that earlier registration statement, including the periodic and current reports that we filed with the Commission after the effectiveness of the earlier registration statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We hereby incorporate by reference into this Registration Statement the following documents:

(a)  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 14, 2005.

(b)  Our Current Report on Form 8-K, filed with the Commission on May 24, 2005.

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the Commission on May 10, 2005.

(c) Our Registration Statement on Form 8-A (Reg. No. 001-31740), filed with the SEC on July 22, 2003, in which there are described the terms, rights and provisions applicable to our outstanding Common Stock.

In addition, all documents and reports and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP.

Item 8. Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1

Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2005.

4.2

Form of Stock Option Agreement for use under the Plan, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-109779), filed with the Commission on October 17, 2003.

5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of Kirkland & Ellis LLP (included in the opinion filed herewith as Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24*	Power of Attorney (included on the signature pages).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this Registration Statement to be signed on our behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on May 24, 2005.

CITADEL BROADCASTING CORPORATION

By:	/s/ Farid Suleman

Name: Farid Suleman
Title: Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Farid Suleman and Randy L. Taylor, jointly and severally, as his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES

Signature	Title	Date
/s/ Farid Suleman Farid Suleman	Chief Executive Officer and Chairman (Principal Executive Officer)	May 24, 2005
/s/ Randy L. Taylor Randy L. Taylor	Vice President-Finance and Secretary (Principal Financial and Accounting Officer)	May 24, 2005
/s/ Katherine Brown Katherine Brown	Director	May 24, 2005
/s/ David W. Checketts David W. Checketts	Director	May 24, 2005
/s/ Theodore J. Forstmann Theodore J. Forstmann	Director	May 24, 2005
/s/ Sandra J. Horbach Sandra J. Horbach	Director	May 24, 2005
/s/ Michael A. Miles Michael A. Miles	Director	May 24, 2005
/s/ Charles P. Rose, Jr. Charles P. Rose, Jr.	Director	May 24, 2005
/s/ Herbert J. Siegel Herbert J. Siegel	Director	May 24, 2005

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1

Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2005.

4.2
Form of Stock Option Agreement for use under the Plan, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-109779), filed with the Commission on October 17, 2003.

5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of Kirkland & Ellis LLP (included in the opinion filed herewith as Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24*	Power of Attorney (included on the signature pages).

* Filed herewith.